EXHIBIT 10.3
EXECUTION COPY

HSBC PRIVATE LABEL ACQUISITION CORPORATION (USA)
and
HSBC FUNDING (USA) INC. V

AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
Dated as of August 11, 2006
amending and restating in full the
Receivables Purchase Agreement dated as of June 12, 2001

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TABLE OF CONTENTS
(continued)

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Exhibit A	Form of Supplemental Conveyance

Schedule 1	List of Accounts

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          AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of August 11, 2006, by and between HSBC FUNDING (USA) INC. V, a Delaware corporation (as successor by assignment to HRSI Funding, Inc. II, together with its permitted successors and assigns, “HSBC Funding”), and HSBC PRIVATE LABEL ACQUISITION CORPORATION (USA), a Delaware corporation (as successor by assignment to Household Receivables Acquisition Company II, together with its permitted successors and assigns, “HPLAC”).
W I T N E S S E T H:
          WHEREAS, HPLAC desires to sell and assign from time to time certain Receivables (hereinafter defined) to HSBC Funding, and HSBC Funding desires to purchase such Receivables;
          WHEREAS, it is contemplated that certain Receivables purchased hereunder will be transferred by HSBC Funding to the Trust (hereinafter defined) in connection with the issuance of certain Notes (hereinafter defined) pursuant to the Indenture (hereinafter defined);
          WHEREAS, HPLAC agrees that all representations, covenants and agreements made by HPLAC with respect to the Accounts (hereinafter defined) shall also be for the benefit of the Owner Trustee (hereinafter defined), the Indenture Trustee (hereinafter defined) and all holders of the Notes;
          WHEREAS, the parties hereto previously entered into the Receivables Purchase Agreement, dated as of June 12, 2001 (the “Prior Agreement”); and
          WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety;
          NOW, THEREFORE, it is hereby agreed by and between HSBC Funding and HPLAC as follows:
ARTICLE I
DEFINITIONS
          Section 1.01. Definitions. All capitalized terms used herein shall have the following meanings:
          “Account” shall mean a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, (d) any account originated as a replacement of an Account in connection with the upgrade of such Account to premium status (provided that such replacement account can be identified by reference to its predecessor Account), (e) each Transferred Account, and (f) each surviving account resulting from the combination, in accordance with the Credit Guidelines, of two or more of the Accounts; provided, however, that the term “Account” shall not include any Account that has been closed and terminated in accordance with the relevant Credit Guidelines, Removed

Accounts and any Account all of the Receivables in which are reassigned to HPLAC pursuant to Section 6.01 or Section 6.02.
          “Account Owner” shall mean the Bank, or any other entity which is the issuer of the revolving credit relating to an Account pursuant to a Credit Agreement and/or a seller of Receivables to HSBC Funding.
          “Addition Date” shall mean, with respect to any Additional Account, (a) the date from and after which such Additional Account is included as an Additional Account pursuant to this Agreement and the related Supplemental Conveyance, or (b) such other date on which the related Receivables were first transferred to HSBC Funding.
          “Addition Notice Date” shall have the meaning specified in Section 2.02(a) of this Agreement.
          “Additional Account” shall mean (a) each Automatic Additional Account, (b) each Aggregate Addition Account, and (c) each other Account included in the computer file delivered to the Indenture Trustee, other than an Initial Account.
          “Additional Cut-Off Date” shall (a) have the meaning specified in the applicable Supplemental Conveyance, or (b) mean, with respect to clause (c) of the definition of “Additional Account”, such other date on which the related Receivables were first transferred to HSBC Funding.
          “Additional Transferor” shall have the meaning specified in the Transfer and Servicing Agreement.
          “Adverse Effect” shall have the meaning specified in the Transfer and Servicing Agreement.
          “Aggregate Addition Account” shall mean each revolving credit account established pursuant to a Credit Agreement between the Account Owner and an Obligor, which account is owned by the Account Owner, is designated pursuant to Section 2.02, and is identified in the computer file or microfiche list delivered pursuant to Section 2.01 and Section 2.04 of this Agreement.
          “Agreement” shall mean this Amended and Restated Receivables Purchase Agreement and all amendments and supplements hereto.
          “Amortization Event” shall have the meaning specified in the Indenture.
          “Applicable Transferee” shall mean the Owner Trustee or the Indenture Trustee, as applicable.
          “Appointment Date” shall have the meaning specified in Section 8.02.
          “Automatic Additional Account” shall mean each revolving credit account established pursuant to a Credit Agreement between the Account Owner and an Obligor, which account is owned by the Account Owner, is designated pursuant to Section 2.03, and is identified in the computer file or microfiche list delivered pursuant to Section 2.01 and Section 2.04 of this Agreement.
          “Bank” shall mean HSBC Bank Nevada, National Association, a national bank or any successors or assigns of HSBC Bank Nevada, National Association.
          “Bank Purchase Agreement” shall mean the Amended and Restated Receivables Purchase Agreement, dated as of August 11, 2006, between the Bank and HPLAC, and all amendments and supplements thereto.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Las Vegas, Nevada, are authorized or obligated by law or executive order to be closed.
          “Code” shall have the meaning specified in the Indenture.
          “Collection Account” shall mean the Collection Account as defined in the Indenture.
          “Collections” shall mean all payments received (including Recoveries) in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.
          “Conveyance” shall have the meaning specified in Section 2.01(a).
          “Conveyance Papers” shall have the meaning specified in Section 4.01(c).
          “Credit Adjustment” shall have the meaning specified in Section 3.02.
          “Credit Agreement” shall mean, with respect to a revolving credit account, the agreements between the Account Owner and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time.
          “Credit Guidelines” shall mean the respective policies and procedures of the Bank, the Servicer, and/or any other Account Owner, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit business, which generally are applicable to its portfolio of revolving credit accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to this Receivables Purchase Agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit accounts and collection of receivables created under the revolving credit accounts.
          “Defaulted Receivable” shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Credit Guidelines or the Servicer’s customary and usual servicing procedures for servicing revolving credit accounts. A Principal Receivable shall become a Defaulted Receivable no later than the day on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of revolving credit accounts.
          “Dissolution Event” shall have the meaning specified in Section 8.02.
          “Distribution Date” shall have the meaning specified in the Indenture.
          “Eligible Account” shall mean a revolving credit account owned by the Bank in the case of the Initial Accounts on the Initial Cut-Off Date, or the Bank or other Account Owner, in the case of Additional Accounts which, as of the Initial Cut-Off Date with respect to an Initial Account or as of the Additional Cut-Off Date with respect to an Additional Account meets the following requirements:
          (a) is a revolving credit account in existence and maintained by the Bank or other Account Owner, as the case may be;
          (b) is payable in United States dollars;
          (c) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases; provided, however, that as of any date of determination, up to 1% of the Principal Receivables arising under the revolving credit accounts in the trust, may have account obligors who have provided as their billing addresses, addresses outside of the United States;
          (d) except as provided below, has an Obligor who has not been identified by either the Account Owner or the Servicer in its computer files as being currently involved in a voluntary or involuntary bankruptcy proceeding;
          (e) has not been identified as an account with respect to which (i) the related card, if any, has been lost or stolen or (ii) the related account number has been stolen;
          (f) has not been sold or pledged to any other party except for any sale to another Account Owner that has either entered into a Receivables Purchase Agreement or is an Additional Transferor;
          (g) does not have receivables which have been sold or pledged by the Bank or any other Account Owner, as the case may be, to any other party other than HPLAC or any Transferor pursuant to a Receivables Purchase Agreement;
          (h) with respect to the Initial Accounts, is an account in existence and maintained by the Bank or other Account Owner as of the Initial Cut-Off Date, or as of the Additional Cut-Off Date with respect to Additional Accounts;
          (i) except as provided below, does not have any Receivables that are Defaulted Receivables; and

          (j) does not have any Receivables that have been identified by the Servicer or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card, if any, or related account number.
Eligible Accounts may include Accounts, the Receivables of which have been charged off, or with respect to which the Servicer believes the related Obligor is bankrupt, in each case as of the Initial Cut-Off Date, with respect to the Initial Accounts, and as of the related Additional Cut-Off Date, with respect to Additional Accounts; provided, that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of such Transferor (and is treated for purposes of this Agreement) as “zero” and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Guidelines.
          “Eligible Receivable” shall mean each Receivable, including, where applicable, the underlying receivable:
     (a) which has arisen in an Eligible Account;
     (b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Agreement which complies in all material respects with all Requirements of Law applicable to the Bank or other Account Owner;
     (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Bank or other Account Owner of the Credit Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;
     (d) as to which at the time of the sale of such Receivable to HSBC Funding, HPLAC will have good and marketable title thereto and which itself is, and the underlying receivables are, free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if HPLAC is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereof);
     (e) which has been the subject of either a valid transfer and assignment from HPLAC to HSBC Funding of all of HPLAC’s right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof);
     (f) which at all times will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

     (g) which, at the time of sale to HSBC Funding, has not been waived or modified except as permitted in accordance with the Credit Guidelines and which waiver or modification is reflected in the Servicer’s computer file of revolving credit accounts;
     (h) which, at the time of sale to HSBC Funding, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
     (i) as to which, at the time of sale to HSBC Funding, HPLAC has satisfied all of its obligations required to be satisfied by such time;
     (j) as to which, at the time of sale to HSBC Funding, HPLAC has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of HSBC Funding therein; and
     (k) which constitutes an “account” or “general intangible” under and as defined in Article 9 of the UCC as then in effect in the State of Delaware and any other state where the filing of a financing statement is required to perfect HSBC Funding’s interest in the Receivables and the proceeds thereof.
          “Event of Default” shall have the meaning specified in the Indenture.
          “Finance Charge and Administrative Receivables” shall mean Receivables created in respect of Periodic Rate Finance Charges, cash advance fees, late fees, overlimit fees, fees and charges relating to annual membership fees and all other incidental and miscellaneous fees and charges.
          “Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “HPLAC” shall have the meaning specified in the recitals of this Agreement.
          “HSBC Funding” shall have the meaning specified in the recitals of this Agreement.
          “Indenture” shall mean the Amended and Restated Master Indenture between the Trust and U.S. Bank National Association, as the Indenture Trustee, dated as of August 11, 2006, as supplemented by Indenture Supplements (as defined in the Indenture) applicable to any Series (as defined in the Indenture) that may be issued from time to time, and all other amendments and supplements thereto.
          “Indenture Trustee” shall mean U.S. Bank National Association, in its capacity as indenture trustee, or any successor indenture trustee.

          “Initial Account” shall mean each Account included in the computer file delivered to the Indenture Trustee as of the Initial Cut-Off Date.
          “Initial Cut-Off Date” means June 12, 2001.
          “Interchange” shall mean interchange fees (net of expenses) paid to HPLAC pursuant to the Bank Purchase Agreement (or, with respect to an Account Owner other than the Bank, pursuant to a similar agreement between such Account Owner and HPLAC).
          “Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that the term “Lien” shall not include any lien or other encumbrance for municipal or other local taxes if such taxes are not then due and payable or if the validity of such taxes is then being contested in good faith by appropriate proceedings and adequate reserves with respect to such taxes have been set aside on the appropriate books.
          “Monthly Period” shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.
          “Note” shall have the meaning specified in the Indenture.
          “Noteholder” shall have the meaning specified in the Indenture.
          “Obligor” shall mean, with respect to any Account, any Person obligated to make payments with respect to such Account, including any guarantor thereof but excluding any merchant.
          “Officer’s Certificate” shall mean a certificate delivered and signed by the Controller, Treasurer or any Vice President or more senior officer of HPLAC or HSBC Funding, as applicable.
          “Owner Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, the institution executing the Trust Agreement as, and acting in the capacity of, Owner Trustee thereunder, or its successor in interest, or any successor trustee appointed as provided in the Trust Agreement.
          “Periodic Rate Finance Charges” shall have the meaning specified in the Credit Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.
          “Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

          “Prior Agreement” shall have the meaning specified in the recitals of this Agreement.
          “Principal Receivables” shall mean all Receivables other than Finance Charge and Administrative Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.
          “Purchase Price” shall have the meaning specified in Section 3.01(a).
          “Purchase Price Payment Date” shall have the meaning specified in Section 3.01(a).
          “Purchased Assets” shall have the meaning specified in Section 2.01(a).
          “Rating Agency” shall mean the nationally-recognized statistical rating agency or agencies, if any, selected by HSBC Funding to rate any Notes.
          “Rating Agency Condition” shall have the meaning specified in the Indenture.
          “Receivables” shall mean all amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge and Administrative Receivables, but only to the extent that such amounts payable have been conveyed by the Bank to HPLAC pursuant to the Bank Purchase Agreement (or, with respect to an Account Owner other than the Bank, pursuant to a similar agreement between such Account Owner and HPLAC). If HPLAC sells only a fractional undivided interest in a receivable to HSBC Funding pursuant to the express terms of a Supplemental Conveyance, and unless the context otherwise requires (whether or not there is a specific reference to the underlying receivable), any reference in this Agreement or any Supplemental Conveyance to such Receivable and any Collections thereon shall refer to only the fractional undivided interest that is sold by HPLAC to HSBC Funding, which fractional interest may be less than a 100% undivided interest therein. Any reference in this Agreement to the “underlying receivable” with respect to a Receivable shall refer to the receivable in which such Receivable represents an undivided interest.
          “Recoveries” shall mean all Recoveries (net of expenses) as defined in the Bank Purchase Agreement (or, with respect to an Account Owner other than the Bank, in a similar agreement between such Account Owner and HPLAC) that are paid to HPLAC as provided in the Bank Purchase Agreement (or such similar agreement).
          “Reinvestment Event” shall have the meaning specified in the Indenture.
          “Related Account” shall mean an Account with respect to which a new account number has been issued by the Account Owner under circumstances resulting from a lost or stolen credit card or account number and not requiring standard application and credit evaluation procedures under the Credit Guidelines.

          “Removed Account” shall mean any Account as to which HPLAC has received notice from the Servicer that such Account is a “Removed Account” as defined in the Transfer and Servicing Agreement.
          “Repurchase Price” shall have the meaning specified in Section 6.01(b).
          “Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.
          “Servicer” shall mean the entity acting as Servicer under the Transfer and Servicing Agreement.
          “Stop Date” shall have the meaning specified in Section 2.05(a).
          “Supplemental Conveyance” shall have the meaning specified in Section 2.01(a).
          “Transfer and Servicing Agreement” shall mean the Amended and Restated Transfer and Servicing Agreement, dated as of August 11, 2006, among HSBC Finance Corporation, as Servicer, HSBC Funding, as Transferor, and the Trust, and all amendments and supplements thereto.
          “Transfer Date” shall have the meaning specified in the Indenture.
          “Transferred Account” shall mean an Account into which an Account shall be transferred pursuant to the Credit Guidelines; provided, however, that such Transferred Account can be traced or identified as an account into which an Account has been transferred.
          “Trust” shall mean the HSBC Private Label Credit Card Master Note Trust (USA) I (formerly known as Household Private Label Credit Card Master Note Trust I), acting by and through the Owner Trustee.
          “Trust Agreement” shall mean the Amended and Restated Trust Agreement, dated as of August 11, 2006, between HSBC Funding, as Transferor, and the Owner Trustee on behalf of the Trust, and all amendments and supplements thereto.
          “UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
          Section 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.
          (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.
[END OF ARTICLE I]

ARTICLE II
PURCHASE AND CONVEYANCE OF RECEIVABLES
          Section 2.01. Purchase. (a) Subject to the terms of this Agreement, and by execution from time to time of certain assignments substantially in the form of Exhibit A hereto (each a “Supplemental Conveyance”) supplementing this Agreement, HPLAC hereby sells, transfers, assigns, sets over and otherwise conveys to HSBC Funding (collectively, the “Conveyance”), without recourse, all of its right, title and interest in, to and under the Receivables of the Accounts existing prior to the date hereof and thereafter created from time to time until the termination of this Agreement pursuant to Article VIII hereof, all Interchange, Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof (the “Purchased Assets”). The Receivables existing in Accounts on the related Additional Cut-Off Date with respect to Additional Accounts and thereafter arising in such Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by HPLAC and purchased by HSBC Funding on the related Addition Date. Receivables arising after such Addition Date in such Accounts and the related Purchased Assets shall be sold by HPLAC and purchased by HSBC Funding on the date such Receivables arise.
          (b) In connection with each Conveyance of Receivables arising under Accounts, HPLAC agrees (i) to record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to such Receivables and the related Purchased Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Receivables and other Purchased Assets from HPLAC to HSBC Funding on and after the applicable Addition Date, (ii) to cause such financing statements and amendments to name HPLAC, as seller, and HSBC Funding, as purchaser, of such Receivables and other Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to HSBC Funding (and to one or more Applicable Transferees, if HSBC Funding so directs) as soon as is practicable after filing.
          (c) In connection with each Conveyance of Receivables arising under Accounts, HPLAC further agrees that it will, at its own expense, (i) on or prior to the respective Addition Date, indicate in its computer files and microfiche lists that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to HSBC Funding in accordance with this Agreement and the Supplemental Conveyance, and (ii) on or prior to the date that is five Business Days after the respective Addition Date, deliver to HSBC Funding (and to one or more Applicable Transferees, if HSBC Funding so directs) a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Additional Cut-Off Date, (A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Such computer files and microfiche lists, as supplemented from time to time to reflect Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement, shall be delivered to HSBC Funding (and to one or more Applicable Transferees, if so directed by

HSBC Funding), shall be marked as proprietary and confidential, and are hereby incorporated into and made a part of this Agreement.
          (d) The parties hereto intend that the conveyance of HPLAC’s right, title and interest in and to the Purchased Assets pursuant to this Agreement and any Supplemental Conveyance shall constitute an absolute sale, conveying good title free and clear of any Liens from HPLAC to HSBC Funding and that the Purchased Assets shall not be part of HPLAC’s estate in the event of the insolvency of HPLAC or a bankruptcy or similar event with respect to HPLAC. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets pursuant to this Agreement and any Supplemental Conveyance shall constitute a purchase and sale of such Purchased Assets and not a loan or borrowing secured by such Purchased Assets, including for accounting purposes. In the event, however, that notwithstanding such intent it were determined that the transactions evidenced hereby constitute a loan or borrowing and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that HPLAC shall be deemed to have granted, and HPLAC does hereby grant, to HSBC Funding a first priority perfected security interest in all of HPLAC’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets.
          Section 2.02. Addition of Aggregate Addition Accounts. (a) If, from time to time, HSBC Funding becomes obligated to designate Aggregate Addition Accounts (as defined in the Transfer and Servicing Agreement) pursuant to Section 2.09(a) of the Transfer and Servicing Agreement, then HSBC Funding may, at its option, give HPLAC written notice thereof on or before the fifth Business Day (the “Addition Notice Date”) prior to the Addition Date therefor, and HPLAC shall on or before the related Addition Date designate sufficient Eligible Accounts to be included as Aggregate Addition Accounts so that, after the inclusion thereof, HSBC Funding will be in compliance with the requirements of said Section 2.09(a). In addition, from time to time and subject to HSBC Funding’s covenant in the Transfer and Servicing Agreement to comply with Sections 2.09(b) and (c) of the Transfer and Servicing Agreement, Eligible Accounts may be designated to be included as Aggregate Addition Accounts upon the mutual agreement of HPLAC and HSBC Funding.
          (b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, HSBC Funding shall purchase HPLAC’s right, title and interest in, to and under the Receivables in such Aggregate Addition Accounts and the related Purchased Assets (and such Aggregate Addition Accounts shall become Accounts for purposes of this Agreement), subject to the satisfaction of the following conditions on such Addition Date:
     (i) all Aggregate Addition Accounts shall be Eligible Accounts;
     (ii) HPLAC shall have delivered to HSBC Funding copies of UCC financing statements covering such Aggregate Addition Accounts, if necessary to perfect HSBC Funding’s interest in the Receivables arising therein;
     (iii) HPLAC shall have delivered to HSBC Funding (or deposited in the Collection Account, if required under Section 2.09(c) of the Transfer and

Servicing Agreement and so directed by HSBC Funding) all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;
     (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Dissolution Event with respect to HPLAC shall have occurred nor shall the sale of the Receivables arising in the Aggregate Addition Accounts to HSBC Funding have been made in contemplation of the occurrence thereof;
     (v) HPLAC shall have delivered to HSBC Funding an Officer’s Certificate of HPLAC, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (iv) above; and
     (vi) HPLAC and HSBC Funding shall have entered into a duly executed, written Supplemental Conveyance.
          Section 2.03. Addition of Automatic Additional Accounts. (a) Upon the mutual agreement of HPLAC and HSBC Funding, and subject to HSBC Funding’s covenant in the Transfer and Servicing Agreement to comply with Sections 2.09(d) and (e) of the Transfer and Servicing Agreement, HPLAC may designate Eligible Accounts to be included as Automatic Additional Accounts. HPLAC shall cooperate with HSBC Funding to enable HSBC Funding to comply with the requirements of Section 2.09 of the Transfer and Servicing Agreement and to enable HSBC Funding to perform with respect to the Receivables in the Automatic Additional Accounts all actions specified in Section 2.09(d) or (e) of the Transfer and Servicing Agreement.
          (b) On the Addition Date with respect to any designation of Automatic Additional Accounts, HSBC Funding shall purchase HPLAC’s right, title and interest in, to and under the Receivables in such Automatic Additional Accounts and the related Purchased Assets (and such Automatic Additional Accounts shall become Accounts for purposes of this Agreement), subject to the satisfaction of the following conditions on such Addition Date:
     (i) all Automatic Additional Accounts shall be Eligible Accounts;
     (ii) HPLAC shall have delivered to HSBC Funding copies of UCC financing statements covering such Automatic Additional Accounts, if necessary to perfect HSBC Funding’s interest in the Receivables arising therein;
     (iii) HPLAC shall have delivered to HSBC Funding (or deposited in the Collection Account, if required under Section 2.09(e) of the Transfer and Servicing Agreement and so directed by HSBC Funding) all Collections with respect to such Automatic Additional Accounts since the Additional Cut-Off Date;
     (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Dissolution Event with respect to HPLAC shall have occurred nor shall the sale of the Receivables arising in the Automatic Additional Accounts to HSBC Funding have been made in contemplation of the occurrence thereof;

     (v) HPLAC shall have delivered to HSBC Funding an Officer’s Certificate of HPLAC, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (iv) above; and
     (vi) HPLAC and HSBC Funding shall have entered into a duly executed, written Supplemental Conveyance.
          Section 2.04. Representations and Warranties. HPLAC hereby represents and warrants to HSBC Funding on the related Addition Date as to the matters set forth in Sections 2.02(b)(ii) and 2.03(b)(ii) above and that, in the case of Additional Accounts, the computer file or microfiche list delivered pursuant to Section 2.01(c) is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.
          Section 2.05. Removal and Deletion of Accounts. (a) If an Account becomes a Removed Account, then HPLAC shall stop selling to HSBC Funding Principal Receivables arising in such Removed Account effective on the Business Day (the “Stop Date”) after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to HSBC Funding of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to HSBC Funding prior to the Stop Date, Collections in respect of such Principal Receivables, Finance Charge and Administrative Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge and Administrative Receivables and all Interchange and Recoveries related thereto, shall continue to be property of HSBC Funding available for transfer by HSBC Funding to the Trust. To the extent that it is not clear to HPLAC whether collections relate to a Principal Receivable that was sold to HSBC Funding or to a principal receivable that HPLAC did not sell to HSBC Funding, HPLAC shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.
          (a) On and after the Stop Date for a Removed Account, HPLAC may mark its books and records to indicate that such Account is a Removed Account, and once an Account has become a Removed Account, HPLAC shall promptly delete such Removed Account from Schedule 1 hereto and shall indicate in its computer files that such Removed Account is no longer an Account.
[END OF ARTICLE II]

ARTICLE III
CONSIDERATION AND PAYMENT
          Section 3.01. Purchase Price. (a) The “Purchase Price” for the Receivables in Accounts existing on the related Additional Cut-Off Date, and the related Purchased Assets, that are conveyed to HSBC Funding under this Agreement and the related Supplemental Conveyance shall be payable in cash on the Addition Date in an amount equal to the sum of (i) 100% of the aggregate balance of the Principal Receivables, so conveyed, plus (ii) the present value of anticipated excess spread, including Interchange, computed by taking into account factors such as historical losses (and discounted to take into account any uncertainty as to future performance matching historical performance), servicing fees, delinquencies, payment rates and yield, such sum adjusted to reflect any other factors as HPLAC and HSBC Funding mutually may agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets. This computation of initial Purchase Price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables in Accounts which come into existence after the related Additional Cut-Off Date, and the related Purchased Assets, shall be payable on a date (the “Purchase Price Payment Date”) mutually agreed to by HPLAC and HSBC Funding (but no later than the Distribution Date following the Monthly Period in which such Receivables and the related Purchased Assets are conveyed by HPLAC to HSBC Funding) in cash in an amount equal to the Purchase Price.
          (b) Notwithstanding any other provision of this Agreement, HPLAC shall not be obligated to continue to sell Receivables or other Purchased Assets to HSBC Funding to the extent that HPLAC is not paid the Purchase Price therefor as provided herein.
          Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be adjusted on each Purchase Price Payment Date (a “Credit Adjustment”) with respect to any Receivable previously conveyed to HSBC Funding by HPLAC which has since been reversed by HPLAC or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor or because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, but in each case other than by reason of Servicer error. The amount of such adjustment shall equal (x) the reduction in the principal balance of such Receivable resulting from the occurrence of such event multiplied by (y) the quotient (expressed as a percentage) of (i) the Purchase Price payable on such Purchase Price Payment Date computed in accordance with Section 3.01(a) divided by (ii) the amount of Principal Receivables, and such of the Finance Charge and Administrative Receivables as constitute fees and charges relating to debt cancellation, debt waiver and other insurance and enhancement programs administered by the Account Owner, paid for on such date pursuant to such Section. In the event that an adjustment pursuant to this Section 3.02 causes the Purchase Price to be a negative number, HPLAC agrees that, not later than 1:00 p.m. New York City time on such Purchase Price Payment Date, HPLAC shall pay or cause to be paid to HSBC Funding an amount equal to the amount by which the Credit Adjustment exceeds the unadjusted Purchase Price.
[END OF ARTICLE III]

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Section 4.01. HPLAC’s Representations and Warranties Relating to HPLAC. HPLAC hereby represents and warrants to, and agrees with, HSBC Funding on the date of this Agreement and each Addition Date that:
          (a) Organization and Good Standing. HPLAC is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.
          (b) Due Qualification. HPLAC is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Agreement relating to an Account unenforceable or (ii) have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of HPLAC to perform its obligations under this Agreement.
          (c) Due Authorization. The execution, delivery and performance by HPLAC of this Agreement and any other document or instrument delivered pursuant hereto to which HPLAC is a party (such other documents or instruments, collectively, the “Conveyance Papers”), and the consummation by HPLAC of the transactions provided for in this Agreement or any other Conveyance Papers, have been duly authorized by all necessary corporate action on the part of HPLAC, and this Agreement will remain from the time of its execution an official record of HPLAC.
          (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by HPLAC, the performance by HPLAC of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment by HPLAC of the terms of this Agreement and the Conveyance Papers applicable to HPLAC will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which HPLAC is a party or by which it or any of its properties are bound.
          (e) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by HPLAC and the fulfillment by HPLAC of the terms contemplated herein and therein applicable to HPLAC will not conflict with or violate any Requirements of Law applicable to HPLAC.
          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of HPLAC, threatened against HPLAC before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of HPLAC, would materially and adversely affect the performance by HPLAC of its obligations under this Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under the Code.
          (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HPLAC in connection with the execution and delivery by HPLAC of this Agreement or the Conveyance Papers and the performance of the transactions contemplated by this Agreement or the Conveyance Papers by HPLAC have been duly obtained, effected or given and are in full force and effect.
          The representations and warranties set forth in this Section 4.01 shall survive the sale and assignment of the Purchased Assets to HSBC Funding. Upon discovery by HPLAC or HSBC Funding of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within five Business Days following such discovery.
          Section 4.02. Representations and Warranties of HPLAC Relating to the Agreement and the Receivables.
          (a) Representations and Warranties. HPLAC hereby represents and warrants to HSBC Funding, as of the date of this Agreement, and with respect to Additional Accounts, on the related Addition Date that:
     (i) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, each constitutes a legal, valid and binding obligation of HPLAC enforceable against HPLAC in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, (B) the possible unavailability of remedies of specific performance and injunctive and other forms of equitable relief, and (C) equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
     (ii) as of the Closing Date with respect to the Initial Accounts and as of the related Additional Cut-Off Date with respect to Additional Accounts, Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of such Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects;
     (iii) each Receivable sold to HSBC Funding has been sold free and clear of any Lien;

     (iv) all consents, orders, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HPLAC in connection with the conveyance of each Receivable to HSBC Funding (or its predecessor) have been duly obtained, effected or given and are in full force and effect;
     (v) this Agreement or, in the case of Additional Accounts, each related Supplemental Conveyance constitutes a valid sale, transfer and assignment to HSBC Funding (or its predecessor) of all right, title and interest of HPLAC (or its predecessor) in the Receivables of the related Accounts and the proceeds thereof, and the Interchange and Recoveries allocable to such Receivables;
     (vi) on the Closing Date with respect to the Initial Accounts, and on the applicable Additional Cut-Off Date with respect to Additional Account, each such Account is an Eligible Account;
     (vii) on the Closing Date with respect to the Initial Accounts and on the applicable Additional Cut-Off Date with respect to Additional Accounts, each Receivable contained in such Account on such date and sold to HSBC Funding by HPLAC is an Eligible Receivable;
     (viii) on the date of the creation of any new Receivable, such Receivable is an Eligible Receivable; and
     (ix) no selection procedures believed by HPLAC to be materially adverse to the interests of HSBC Funding, the Owner Trustee, the Indenture Trustee or the Trust have been used by HPLAC in selecting such Accounts from among any pool of accounts of a similar type available to HPLAC.
          (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale and assignment of the Purchased Assets to HSBC Funding. Upon discovery by either HPLAC or HSBC Funding of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within five Business Days following such discovery; provided that the failure to give notice within five Business Days does not preclude subsequent notice. HPLAC hereby acknowledges that HSBC Funding intends to rely on the representations hereunder in connection with representations made by HSBC Funding to secured parties, assignees or subsequent transferees, including but not limited to transfers made by HSBC Funding to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture, and that the Owner Trustee and the Indenture Trustee may enforce such representations directly against HPLAC.
          Section 4.03. Representations and Warranties of HSBC Funding. On the date of this Agreement and each Addition Date, HSBC Funding hereby represents and warrants to, and agrees with, HPLAC that:
          (a) Organization and Good Standing. HSBC Funding is a corporation duly organized and validly existing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers to which HSBC Funding is a party.
          (b) Due Authorization. The execution and delivery by HSBC Funding of this Agreement and the Conveyance Papers to which HSBC Funding is a party, and the consummation by HSBC Funding of the transactions provided for in this Agreement and the Conveyance Papers to which HSBC Funding is a party, have been duly authorized by HSBC Funding by all necessary corporate action on the part of HSBC Funding.
          (c) No Conflict. The execution and delivery by HSBC Funding of this Agreement and the Conveyance Papers to which HSBC Funding is a party, the performance by HSBC Funding of the transactions contemplated by this Agreement and the Conveyance Papers to which HSBC Funding is a party, and the fulfillment by HSBC Funding of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which HSBC Funding is a party or by which it or any of its properties are bound.
          (d) No Violation. The execution, delivery and performance by HSBC Funding of this Agreement and the Conveyance Papers to which HSBC Funding is a party and the fulfillment by HSBC Funding of the terms contemplated herein and therein applicable to HSBC Funding will not conflict with or violate any Requirements of Law applicable to HSBC Funding.
          (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of HSBC Funding, threatened against HSBC Funding before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers to which HSBC Funding is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers to which HSBC Funding is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of HSBC Funding, would materially and adversely affect the performance by HSBC Funding of its obligations under this Agreement or the Conveyance Papers to which HSBC Funding is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers to which HSBC Funding is a party.
          (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HSBC Funding in connection with the execution and delivery by HSBC Funding of this Agreement and the Conveyance Papers to which HSBC Funding is a party and the performance by HSBC Funding of the transactions contemplated by this Agreement and the Conveyance Papers to which HSBC Funding is a party or the fulfillment by HSBC Funding of the terms of this Agreement and the Conveyance Papers to which HSBC Funding is a party have been duly obtained, effected or given and are in full force and effect.

          The representations and warranties set forth in this Section 4.03 shall survive the sale and assignment of the Purchased Assets to HSBC Funding. Upon discovery by HPLAC or HSBC Funding of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party, the Owner Trustee and the Indenture Trustee within five Business Days following such discovery.
[END OF ARTICLE IV]

ARTICLE V
COVENANTS
          Section 5.01. Covenants of HPLAC. HPLAC hereby covenants and agrees with HSBC Funding as follows:
          (a) Receivables Not To Be Evidenced by Instruments. HPLAC will take no action to cause any Receivable (or any underlying receivable) to be evidenced by any instrument or chattel paper (as defined in the UCC), except in connection with the enforcement or collection undertaken with regard to the related Account. In the event of a breach of this Section 5.01(a), such Receivable shall be reassigned to HPLAC in accordance with Section 6.01(b).
          (b) Security Interests. Except for the conveyances hereunder or as otherwise provided herein, HPLAC will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with HSBC Funding’s ownership of, the Purchased Assets or grant, create, incur, assume or suffer to exist any Lien (arising through or under HPLAC) on any Purchased Asset or any underlying receivable, whether now existing or hereafter created, or any interest therein, and HPLAC shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of HSBC Funding in, to and under the Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under HPLAC.
          (c) Account Allocations. In the event that HPLAC is unable for any reason to sell Receivables to HSBC Funding in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.02 or any Governmental Authority having regulatory authority over HPLAC or any court of competent jurisdiction ordering that HPLAC not sell any additional Principal Receivables to HSBC Funding), then in any such event, HPLAC agrees (except as prohibited by any such order) to allocate and pay to HSBC Funding, after the date of such inability, all Collections with respect to Principal Receivables previously sold to HSBC Funding. To the extent that it is not clear to HPLAC whether collections relate to a Principal Receivable that was sold to HSBC Funding or to a principal receivable that HPLAC is unable to sell to HSBC Funding, HPLAC agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to HSBC Funding of additional Principal Receivables, Principal Receivables sold to HSBC Funding prior to the occurrence of the event giving rise to such inability, Collections in respect of such Principal Receivables, Finance Charge and Administrative Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge and Administrative Receivables, shall continue to be property of HSBC Funding available for transfer by HSBC Funding to the Trust.
          (d) Delivery of Collections. In the event that HPLAC receives Collections in respect of the Purchased Assets sold to HSBC Funding hereunder, HPLAC agrees to pay to HSBC Funding (or to the Servicer if HSBC Funding so directs) all such Collections as soon as practicable after receipt thereof.

          (e) Notice of Liens. HPLAC shall notify HSBC Funding promptly after becoming aware of any Lien on any Purchased Asset other than the conveyances hereunder.
          (f) Enforcement of Agreements. HPLAC hereby covenants that HPLAC will at all times enforce the covenants and agreements of the Bank under the Bank Purchase Agreement (or, with respect to an Account Owner other than the Bank, in a similar agreement between such Account Owner and HPLAC), including those relating to periodic rate finance charges, credit agreements, and credit guidelines related to the Accounts.
          (g) Interchange. Not later than 1:00 p.m., New York City time, on each Distribution Date, HPLAC shall pay to or at the direction of HSBC Funding, in immediately available funds, any amount of Interchange allocable to the Receivables which is received by HPLAC.
          (h) Documentation of Transfer. HPLAC shall undertake to file the documents which would be necessary to perfect and maintain the perfection of the sale of the Purchased Assets to HSBC Funding.
          (i) Approval of Office Records. HPLAC shall cause this Agreement and all Conveyance Papers to be duly approved by HPLAC’s Board of Directors, and HPLAC shall maintain this Agreement and all Conveyance Papers as a part of the official records of HPLAC for the term of the Agreement.
          (j) Name and Type and Jurisdiction of Organization. HPLAC shall not change its name or its type of organization or jurisdiction of organization without taking all actions and making all filings as are necessary to continue and maintain the first-priority perfected ownership interest of HSBC Funding in the Purchased Assets.
[END OF ARTICLE V]

ARTICLE VI
REPURCHASE OBLIGATION
          Section 6.01. Reassignment of Ineligible Receivables.
          (a) In the event any representation or warranty under Section 4.02(a)(ii), (iii), (iv), (vi), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach HSBC Funding is required to accept a reassignment of the Receivables previously sold by HPLAC to HSBC Funding pursuant to Section 2.05 of the Transfer and Servicing Agreement, HPLAC shall accept reassignment of such Receivables on the terms and conditions set forth in Section 6.01(b).
          (b) The “Repurchase Price” for the Receivables described in Section 6.01(a), and any related Purchased Assets that are reassigned to HPLAC from HSBC Funding on the date on which such Receivables and related Purchased Assets are reassigned to HPLAC from HSBC Funding, shall be payable in immediately available funds on the next Purchase Price Payment Date in an amount equal to the sum of (i) 100% of the aggregate balance of the Principal Receivables, so reconveyed, plus (ii) the present value of the anticipated excess spread, including Interchange, computed by taking into account factors such as historical losses (and discounted to take into account any uncertainty as to future performance), servicing fees, delinquencies, payment rates and yield, such sum adjusted to reflect any other factors as HPLAC and HSBC Funding mutually may agree will result in a Repurchase Price determined to be the fair market value of such Receivables and Purchased Assets. Upon reassignment of such Receivables and related Purchased Assets, HSBC Funding shall automatically and without further action sell, transfer, assign, set over and otherwise convey to HPLAC, without recourse, representation or warranty, all the right, title and interest of HSBC Funding in and to such Receivables and related Purchased Assets, and such reassigned Receivables and related Purchased Assets shall be treated by HSBC Funding as collected in full as of the date on which they are transferred. HSBC Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HPLAC to effect the conveyance of such Receivables and related Purchased Assets pursuant to this Section 6.01(b).
          Section 6.02. Reassignment of Other Receivables.
          (a) In the event any representation or warranty set forth in Section 4.01(a) or (c) or Section 4.02(a)(i) or (a)(v) is not true and correct in any material respect and as a result of such breach HSBC Funding is required to accept a reassignment of the Receivables previously sold by HPLAC to HSBC Funding pursuant to Section 2.06 of the Transfer and Servicing Agreement, HPLAC shall accept reassignment of such Receivables on the terms and conditions set forth in Section 6.02(b).
          (b) HPLAC shall accept reassignment of any Receivables described in Section 6.02(a), and any related Purchased Assets, from HSBC Funding on the date on which such Receivables and related Purchased Assets are reassigned to HSBC Funding, and shall pay for such reassigned Receivables and related Purchased Assets by paying to HSBC Funding in immediately available funds, not later than 1:00 p.m. New York City time, on the Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the Repurchase Price. If HSBC Funding so directs, HPLAC shall deposit such payment directly into the Collection Account in accordance with the terms of the Transfer and Servicing Agreement and the Indenture. Upon reassignment of such Receivables and related Purchased Assets, HSBC Funding shall automatically and without further action sell, transfer, assign, set over and otherwise convey to HPLAC, without recourse, representation or warranty, all the right, title and interest of HSBC Funding in and to such Receivables and related Purchased Assets, and such reassigned Receivables and related Purchased Assets shall be treated by HSBC Funding as collected in full as of the date on which they are transferred. HSBC Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HPLAC to effect the conveyance of such Receivables and related Purchased Assets pursuant to this Section 6.02(b).
[END OF ARTICLE VI]

ARTICLE VII
CONDITIONS PRECEDENT
          Section 7.01. Conditions to HSBC Funding’s Obligations Regarding Receivables. The obligations of HSBC Funding to purchase any Receivables created on or after any Addition Date shall be subject to the satisfaction of the following conditions:
          (a) All representations and warranties of HPLAC contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);
          (b) All information (concerning any Account to which such Receivables relate) provided or to be provided to HSBC Funding shall be true and correct in all material respects;
          (c) HPLAC shall have indicated in its computer files and microfiche lists that such Receivables have been sold to HSBC Funding in accordance with this Agreement; and
          (d) HPLAC shall have recorded and filed, at its own expense, any financing statements with respect to such Receivables meeting the requirements of applicable state law in such jurisdictions as would be necessary to perfect the sale of such Receivables from HPLAC to HSBC Funding, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to HSBC Funding.
          Section 7.02. Conditions Precedent to HPLAC’s Obligations. The obligations of HPLAC to sell, on any date, Receivables shall be subject to the satisfaction of the following conditions:
          (a) All representations and warranties of HSBC Funding contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);
          (b) Payment or provision for payment of the Purchase Price in accordance with Sections 3.01 and 3.02 hereof shall have been made; and
          (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to HPLAC, and HPLAC shall have received from HSBC Funding copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as HPLAC may reasonably have requested.
[END OF ARTICLE VII]

ARTICLE VIII
TERM AND PURCHASE TERMINATION
          Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the termination of the Trust as provided in Article VIII of the Trust Agreement. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.
          Section 8.02. Purchase Termination. If (a) HPLAC shall file a petition or commence a proceeding (i) to take advantage of any bankruptcy, conservatorship, receivership, insolvency or similar laws or (ii) for the appointment of a trustee, conservator, receiver, liquidator or similar official for or relating to HPLAC or all or substantially all of its property, (b) HPLAC shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (c) HPLAC shall admit in writing its inability to pay its debts generally as they become due, (d) HPLAC shall make an assignment for the benefit of its creditors, (e) HPLAC shall voluntarily suspend payment of its obligations, or (f) HPLAC shall take any action in furtherance of any of the foregoing (any of the foregoing, a “Dissolution Event”), HPLAC shall, on the day of such Dissolution Event (the “Appointment Date”), immediately cease to sell additional Principal Receivables to HSBC Funding and shall promptly give notice to HSBC Funding and the Applicable Transferees of such Dissolution Event. Notwithstanding any cessation of the sale to HSBC Funding of additional Principal Receivables, Principal Receivables sold to HSBC Funding prior to such Appointment Date, Collections in respect of such Principal Receivables, Finance Charge and Administrative Receivables whenever created accrued in respect of such Principal Receivables, and Collections in respect of such Finance Charge and Administrative Receivables, shall continue to be property of HSBC Funding available for transfer by HSBC Funding to the Trust.
[END OF ARTICLE VIII]

ARTICLE IX
SERVICING
          Section 9.01. Transfer and Servicing Agreement Controls with Respect to the Receivables. HPLAC acknowledges that the Receivables are to be deposited in the Trust pursuant to the Transfer and Servicing Agreement and are to be serviced by the Servicer. HPLAC agrees to cooperate fully with the Servicer and to permit the Servicer to take any and all actions necessary in connection with the Receivables.
[END OF ARTICLE IX]

ARTICLE X
MISCELLANEOUS PROVISIONS
          Section 10.01. Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by HSBC Funding and HPLAC in accordance with this Section 10.01. This Agreement and any Conveyance Papers may be amended from time to time by HSBC Funding and HPLAC, provided that HSBC Funding provides to HPLAC an Officer’s Certificate of HSBC Funding to the effect that HSBC Funding reasonably believes that such amendment will not have an Adverse Effect.
          Section 10.02. GOVERNING LAW. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          Section 10.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of HSBC Funding, HSBC Funding (USA) Inc. V, 1111 Town Center Drive, Las Vegas, Nevada 89144; (b) in the case of HPLAC, HSBC Private Label Acquisition Corporation (USA), [1111 Town Center Drive, Las Vegas, Nevada 89144]; (c) in the case of the Owner Trustee, Wilmington Trust Company, as Owner Trustee, 1100 North Market Street, Wilmington, Delaware 19890-0001; and (d) in the case of the Indenture Trustee, U.S. Bank National Association, [209 South La Salle, Suite 300, Chicago, Illinois 60604]; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
          Section 10.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.
          Section 10.05. Assignment. Notwithstanding anything to the contrary contained herein, other than HSBC Funding’s assignment of its right, title and interest in, to and under this Agreement to the Trust (and the subsequent assignment pursuant to the Indenture), this Agreement may not be assigned by the parties hereto, except for an assignment by a party hereto of its right, title and interest in, to and under this Agreement to (i) a successor by merger assuming this Agreement, (ii) any Affiliate of the Servicer (or any successor thereto) which assumes the obligations of this Agreement, or (iii) any entity provided that the Rating Agency Condition has been satisfied.
          Section 10.06. Acknowledgment and Agreement of HPLAC. By execution below, HPLAC expressly acknowledges and agrees that all of HSBC Funding’s right, title and interest in, to and under this Agreement, including, without limitation, all of HSBC Funding’s right, title and interest in and to the Receivables, shall be assigned by HSBC Funding to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture. HPLAC hereby expressly consents to such assignments. Additionally, HPLAC agrees to pay, or cause to be paid, directly to the Indenture Trustee any amounts payable by HPLAC to HSBC Funding hereunder which are identified to HPLAC as required to be paid by HSBC Funding to the Trust and by the Trust to the Indenture Trustee. Any payment required to be made on or before a specified date in same-day funds may be made on the prior Business Day in next-day funds.
          Section 10.07. Further Assurances. HPLAC and HSBC Funding agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.
          Section 10.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of HPLAC or HSBC Funding, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 10.06, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
          Section 10.09. Counterparts. This Agreement and the Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
          Section 10.10. Binding Effect; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Applicable Transferees shall be considered third-party beneficiaries of this Agreement.
          Section 10.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.
          Section 10.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
          Section 10.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          Section 10.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive the conveyance of any Purchased Assets by HSBC Funding to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture.
          Section 10.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, HPLAC shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause HSBC Funding or the Trust to petition or invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against HSBC Funding or the Trust under any bankruptcy, insolvency or similar law or appointing a trustee, receiver, conservator, liquidator, assignee, custodian, sequestrator or other similar official of HSBC Funding or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of HSBC Funding or the Trust.
[END OF ARTICLE X]

          IN WITNESS WHEREOF, HPLAC and HSBC Funding have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HSBC PRIVATE LABEL ACQUISITION
CORPORATION (USA)

By:	/s/ Derek R. Rogers

Name: Derek R. Rogers
Title: Vice President and Controller

HSBC FUNDING (USA) INC. V

By:	/s/ Steven H. Smith

Name: Steven H. Smith
Title: Vice President and Assistant Treasurer

EXHIBIT A
FORM OF SUPPLEMENTAL CONVEYANCE
(As required by Section 2.02 and Section 2.03
of the Receivables Purchase Agreement)
          SUPPLEMENTAL CONVEYANCE No. ___, dated as of                     , by and between HSBC FUNDING (USA) INC. V, a Delaware corporation (together with its permitted successors and assigns, “HSBC Funding”), and HSBC PRIVATE LABEL ACQUISITION CORPORATION (USA), a Delaware corporation (together with its permitted successors and assigns, the “HPLAC”), pursuant to the Receivables Purchase Agreement referred to below.
W I T N E S S E T H :
          WHEREAS, HPLAC and HSBC Funding are parties to the Amended and Restated Receivables Purchase Agreement, dated as of August 11, 2006 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”);
          WHEREAS, pursuant to the Receivables Purchase Agreement, HPLAC wishes to designate Additional Accounts and to sell the Receivables of such Additional Accounts, whether existing on the Additional Cut-Off Date or thereafter created, to HSBC Funding pursuant to the Receivables Purchase Agreement; and
          WHEREAS, HSBC Funding is willing to accept such designation and conveyance subject to the terms and conditions hereof.
          NOW THEREFORE, HPLAC and HSBC Funding hereby agree as follows:
          1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.
          “Addition Date” shall mean, with respect to the Additional Accounts,                     .
          “Additional Accounts” shall have the meaning specified in Section 2.
          “Additional Cut-Off Date” shall mean, with respect to the Additional Accounts, [the close of business on]                     .
          “Additional Purchased Assets” shall have the meaning specified in Section 3(a).
          2. Designation of Additional Accounts. Within five Business Days of the Addition Date, HPLAC shall deliver a computer file or microfiche list containing a true and complete schedule identifying all Additional Accounts designated hereby (the “Additional Accounts”) and specifying for each such Additional Account, as of the Additional Cut-Off Date,

(a) its account number, (b) the aggregate amount outstanding in such Additional Account and (c) the aggregate amount of Principal Receivables in such Additional Account. On the date of this Supplemental Conveyance, such computer file or microfiche list shall be incorporated into and made part of this Supplemental Conveyance and the Receivables Purchase Agreement and is marked as Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 of the Receivables Purchase Agreement.
          3. Conveyance of Receivables.
          (a) HPLAC does hereby sell, transfer, assign, set over and otherwise convey to HSBC Funding, without recourse, all of its right, title and interest in, to and under the Receivables of the Additional Accounts existing on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Receivables Purchase Agreement pursuant to Article VIII thereof, all Interchange, Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof (the “Additional Purchased Assets”).
          (b) In connection with such sale and if necessary, HPLAC agrees to record and file, at its own expense, one or more financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to HSBC Funding, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filing to HSBC Funding.
          (c) In connection with such sale, HPLAC further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files and microfiche lists that all Receivables created in connection with the Additional Accounts and the related Additional Purchased Assets have been sold to HSBC Funding pursuant to this Supplemental Conveyance.
          (d) The parties hereto intend that the conveyance of the Additional Purchased Assets described in Section 3(a) constitute an absolute sale consistent with the intent expressed in Section 2.01(d) of the Receivables Purchase Agreement. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan, including for accounting purposes. In the event, however, that notwithstanding such intent it were determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that HPLAC shall be deemed to have granted, and HPLAC does hereby grant, to HSBC Funding a first priority perfected security interest in all of HPLAC’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of HPLAC hereunder and under the Receivables Purchase Agreement.

          4. Acceptance by HSBC Funding. Subject to the satisfaction of the conditions set forth in Section 6 of this Supplemental Conveyance, HSBC Funding hereby acknowledges its acceptance of the Additional Purchased Assets, now existing and hereafter created, conveyed to HSBC Funding pursuant to Section 3 of this Supplemental Conveyance. HSBC Funding further agrees to enforce HPLAC’s covenant to deliver to HSBC Funding (and to the Applicable Transferees if HSBC Funding has so directed) the computer file or microfiche list described in Section 2 of this Supplemental Conveyance within five Business Days of the Addition Date.
          5. Representations and Warranties of HPLAC. HPLAC hereby represents and warrants to HSBC Funding on the date of this Supplemental Conveyance and on the Addition Date that:
          (a) Legal, Valid and Binding Obligation. This Supplemental Conveyance constitutes a legal, valid and binding obligation of HPLAC enforceable against HPLAC in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, (ii) the possible unavailability of remedies of specific performance and injunctive and other forms of equitable relief and (iii) equitable defenses and the discretion of the court before which any proceeding therefor may be brought;
          (b) Selection Procedures. No selection procedures believed by HPLAC to be materially adverse to the interests of HSBC Funding, the Owner Trustee, the Indenture Trustee or the Trust have been used by HPLAC in selecting the Additional Accounts from among any pool of accounts of a similar type available to HPLAC;
          (c) Insolvency. HPLAC is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Supplemental Conveyance, will not be insolvent;
          (d) Sale of Receivables. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to HSBC Funding of all right, title and interest of HPLAC in the Receivables of the Additional Accounts and the proceeds thereof, and the Interchange and Recoveries allocable to such Receivables;
          (e) No Conflict. The execution and delivery of this Supplemental Conveyance by HPLAC, the performance by HPLAC of the transactions contemplated by this Supplemental Conveyance, and the fulfillment by HPLAC of the terms of this Supplemental Conveyance applicable to HPLAC will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which HPLAC is a party or by which it or any of its properties are bound;
          (f) No Violation. The execution, delivery and performance of this Supplemental Conveyance by HPLAC and the fulfillment by HPLAC of the terms contemplated herein applicable to HPLAC will not conflict with or violate any Requirements of Law applicable to HPLAC;

          (g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of HPLAC, threatened against HPLAC before any Governmental Authority (i) asserting the invalidity of this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of HPLAC, would materially and adversely affect the performance by HPLAC of its obligations under this Supplemental Conveyance, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance or (v) seeking to affect adversely the income tax attributes of the Trust under the Code;
          (h) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HPLAC in connection with the execution and delivery by HPLAC of this Supplemental Conveyance and the performance of the transactions contemplated by this Supplemental Conveyance by HPLAC have been duly obtained, effected or given and are in full force and effect;
          (i) No Liens. Each Receivable sold to HSBC Funding has been sold free and clear of any Lien, and each related underlying receivable is then free and clear of all Liens;
          (j) Eligibility of Additional Accounts. On the Additional Cut-Off Date, each Additional Account is a Eligible Account; and
          (k) Eligibility of Receivables. On the Additional Cut-Off Date, each Receivable contained in an Additional Account on such date and sold to HSBC Funding by HPLAC is an Eligible Receivable.
          6. Conditions Precedent. The acceptance of HSBC Funding set forth in Section 4 of this Supplemental Conveyance is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:
          (a) Representations and Warranties. Each of the representations and warranties made by HPLAC in Section 5 of this Supplemental Conveyance shall be true and correct on the date of this Supplemental Conveyance and on the Addition Date.
          (b) Officer’s Certificate. HPLAC shall have delivered to HSBC Funding an Officer’s Certificate of HPLAC confirming that (i) no selection procedures believed by HPLAC to be materially adverse to the interests of HSBC Funding, the Owner Trustee, the Indenture Trustee or the Trust have been used by HPLAC in selecting the Additional Accounts from among any pool of accounts of a similar type available to HPLAC; and (ii) the list of Additional Accounts, as of the Additional Cut-Off Date, is a true and complete schedule identifying all such Additional Accounts and specifies for each such Additional Account, as of the Additional Cut-Off Date, (x) its account number, (y) the aggregate amount outstanding in such Additional Account and (z) the aggregate amount of Principal Receivables in such Additional Account.
          (c) Additional Information. HPLAC shall have delivered to HSBC Funding such information as was reasonably requested by HSBC Funding to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) of this Supplemental Conveyance.
          7. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.
          8. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
          9. Governing Law. THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

HSBC PRIVATE LABEL ACQUISITION CORPORATION (USA)
By:
Name:
Title:

HSBC FUNDING (USA) INC. V
By:
Name:
Title:

Schedule 1 to
Supplemental
Conveyance
Additional Accounts
Computer Files Containing Account Information Delivered to HSBC Funding
are Incorporated by Reference

Schedule 1
LIST OF ACCOUNTS
COMPUTER FILES CONTAINING ACCOUNT INFORMATION DELIVERED TO HSBC
FUNDING
ARE INCORPORATED BY REFERENCE